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                                                                    EXHIBIT 23.1

Consent of Independent Auditors


We consent to the incorporation by reference of our reports listed below in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-88339) pertaining to the registration of 36,000,000 shares of Williams Communications Group, Inc. common stock to be used in connection with the Williams Communications Group, Inc. 1999 Stock Plan and certain other plans:

o Our report dated April 7, 1999, except for the matters described in the third paragraph of Note 10 and Note 17, as to which the date is July 27, 1999, on the financial statements of Williams Communications Group, Inc. and our report dated July 27, 1999, on the financial statement schedule in Amendment No. 9 to the Registration Statement (No. 333-76007) on Form S-1 and related prospectus for the registration of common stock, filed with the Securities and Exchange Commission ("SEC").

o Our report dated June 24, 1999 on the financial statements of the WilTel Communications, LLC Investment Plan included in its Annual Report on Form 11-K, filed with the SEC.

o Our report dated June 24, 1999 on the financial statements of the Williams Ethanol Services, Inc. Savings/Retirement Plan for Hourly Employees (formerly the Pekin Energy Company Savings/Retirement Plan for Hourly Employees) included in its Annual Report on Form 11-K, filed with the SEC.

o Our report dated June 24, 1999 on the financial statements of the Williams Natural Gas Company Thrift Plan included in its Annual Report on Form 11-K, filed with the SEC.

o Our report dated June 24, 1999 on the financial statements of the Williams Pipe Line Company Investment Plan for Hourly Employees included in its Annual Report on Form 11-K, filed with the SEC.

o Our report dated June 24, 1999 on the 1998 financial statements of The Williams Investment Plus Plan included in its Annual Report on Form 11-K, filed with the SEC.

o Our report dated September 30, 1999 on the financial statements of the Mid-South PACE Savings and Retirement Plan (formerly the MAPCO Petroleum Inc. Savings and Retirement Plan for Employees in Bargaining Units Represented by Oil, Chemical and Atomic Workers Local Union 3-631 and 3-206) included in its Annual Report on Form 11-K, filed with the SEC.



                                                 /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP



Tulsa, Oklahoma
November 1, 1999